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               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information, and to the inclusion in Post-Effective Amendment Number 49 to the Registration Statement Number 2-77284 (Form N-1A) of our report dated January 28, 2000 on the financial statements and financial highlights of Penn Series Funds, Inc. for the year ended December 31, 1999, included in the 1999 Annual Report to Shareholders.

                                                        /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 14, 2000